                                                                   EXHIBIT 10.36

                       RESEARCH AND DEVELOPMENT CONTRACT
                       ---------------------------------

  AGREEMENT between GAS RESEARCH INSTITUTE ("GRI"), an Illinois not-for-profit corporation, and TURBOCHEF TECHNOLOGIES ,INC., ("TURBOCHEF") a Delaware corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, GRI is organized for scientific and educational purposes in the field of natural gas energy; and

  WHEREAS, TURBOCHEF has represented that it is equipped and qualified to perform research and development of cooking appliances that incorporate proprietary technologies of heat transfer, thermodynamics and controls; and

  WHEREAS, GRI desires to contribute to the funding of research and development performed by TURBOCHEF, and to disseminate, according to the terms and conditions hereof, the results thereof to the public.

  NOW, THEREFORE, the parties agree that TURBOCHEF shall furnish the materials, facilities, equipment, personnel, services, and all other necessary and related items for the research, development and commercialization of the proprietary technologies, pursuant to the following terms and conditions:

1    SCOPE OF WORK.
     -------------

1.1 TURBOCHEF agrees to work toward the further development and expansion of the application of TURBOCHEF'S proprietary technologies of heat transfer, thermodynamics and controls applied to cooking appliances, which is more fully described in its Work Statement entitled "WORK STATEMENT FOR TURBOCHEF TECHNOLOGIES, INC./GRI PROGRAM", dated July 23, 1999, attached hereto as Schedule B and incorporated herein by reference.

1.2 TURBOCHEF agrees that the performance of the Work described in this Contract and pursuant to this Contract shall be done in a proficient and professional manner and shall conform to the highest professional standards.

1.3 TURBOCHEF hereby warrants that it has the legal right to conduct the Work hereunder and has acquired, or will acquire before proceeding, all necessary licenses and permits.

1.4 TURBOCHEF shall have access to GRI's inventory of patents, licenses or know-how to evaluate the potential application of such patents, licenses or know-how to TURBOCHEF's development or augmentation of residential or commercial cooking appliances. GRI will make available during regular business hours such patents, licenses or know-how to TURBOCHEF for review at GRI's offices. Subject to the existing rights of or ongoing negotiations with third parties, TURBOCHEF shall have the option to acquire a license to such patents, licenses or know-how under terms which are satisfactory and agreeable to both TURBOCHEF and GRI.

2     COSTS AND PAYMENTS.
      ------------------

2.1 The initial funding from GRI is Two Million Dollars ($2,000,000.00) which shall be the "Fixed Price." GRI shall not be obligated to pay TURBOCHEF for an aggregate amount in excess of the Fixed Price.

2.1.1 GRI shall have the option to provide an additional Two Million Dollars ($2,000,000.00) by giving notice of the exercise of such option prior to December 31, 1999, to be paid in similar installments as set forth in paragraph 2.2 hereof, beginning January 10, 2000 (the "Option").

2.2 GRI shall make payment of the Fixed Price in six (6) monthly installments of Three Hundred Thirty-three Thousand Three Hundred Thirty-three Dollars ($333,333), beginning ten days after the execution of this Research and Development Contract, and continuing on the tenth of each subsequent month for five (5) months upon satisfaction by TURBOCHEF of the following conditions:

      (a) Execution and delivery of this Contract; and

      (b) Execution and delivery of 50,000 Common Stock Warrants.

3     WARRANTS AND ROYALTY.
      --------------------

3.1.1 "Net Sales Revenue" means the wholesale sales price determined in accordance with TURBOCHEF's agreements with TURBOCHEF's licensees for each model of cooking appliance employing TURBOCHEF's technology times the number of units sold during the quarter.

3.1.2 "Product" shall mean the Products described on Schedule A attached hereto and made a part hereof, as amended from time to time. This Schedule is to include all cooking products which employ TURBOCHEF's rapid cook technology, whether using natural gas or electric power, and shall be updated during the term of this Contract to include any new products.

3.2.1 The Common Stock Warrants to be delivered to GRI shall have an exercise price of $13.87 per share to be exercised at anytime before five (5) years after the sale of the fifty thousandth (50,000) gas or electric residential cooking range or wall oven upon which TURBOCHEF has paid a royalty to GRI.

3.2.2 If GRI exercises the Option set forth in paragraph 2.1.1 above, GRI shall receive 50,000 additional Common Stock Warrants with identical terms to the Warrants in paragraph 2.3, except that the exercise price shall be One hundred fifty percent (150%) of the average closing price as reported in the Wall Street Journal for the three days prior to GRI's exercise of the Option set forth in paragraph 2.1.1 hereof.

3.3.1 Royalty Rate. In consideration of the payment made hereunder by GRI,
      ------------
      TURBOCHEF shall pay GRI a royalty, the amount of which shall be
                    * of Net Sales Revenue from the sale, lease or other transfer of all Products, both natural gas and electric, until GRI has


    * Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

       received an Internal Rate of Return ("IRR Hurdle") equal to    *
                  on its payments made hereunder. After achieving the IRR
       Hurdle, GRI's royalty shall be reduced to              *          paid on
        the Net Sales Revenue from the sale, lease or other transfer of only natural gas Products as listed on Schedule A. The royalty shall begin on all sales of Products as of January 1, 2000 and shall continue throughout the Term of this Contract.

3.3.2 The Royalty Rate shall be doubled if GRI exercises the Option set forth in paragraph 2.1.1 above.

3.4 All royalty payments hereunder shall be made in U.S. dollars quarterly: on May 20 for sales other transfers made during the previous January through March, on August 20 for sales, leases or other transfers made during the previous April through June, on November 20 for sales, leases or other transfers made during the previous July through September, and on February 20 for sales, leases or other transfers made during the previous October through December. TURBOCHEF shall attach a statement indicating the number of Products sold during that period, the applicable royalty per unit, the total royalty for that period, the total aggregate royalty paid to GRI, and such other information as GRI may reasonably request from time to time.

3.5 Any royalty payments which are not made by TURBOCHEF on or before its due date shall be subject to an interest charge equal to the prime rate of interest plus two percent (2%) per annum, such prime rate of interest being that which is quoted by Citibank of New York, on the due date for such payment. Such interest charge shall commence on the day after such payment is due and shall continue until the day such payment is made in full. The foregoing notwithstanding, TURBOCHEF shall be deemed to be in breach of a material provision of this Contract if its royalty payments to GRI are more than sixty (60) days past due.

3.6 TURBOCHEF shall maintain books and records for a period of three (3) years sufficient to determine royalty payments hereunder, and shall, at the reasonable request of GRI but at TURBOCHEF's expense, have the independent public accounting firm that regularly audits its books and records furnish GRI with an auditor's certificate as to the accuracy of royalty payments made hereunder. At the reasonable request and expense of GRI, TURBOCHEF shall also allow GRI, or at GRI's option, its independent public accounting firm, to verify the accuracy of royalty payments made hereunder.

4.     DELIVERABLES.
       ------------

4.1    Reports. TURBOCHEF shall provide GRI with copies of the following
       -------
       reports: (1) quarterly and annual financial reports, including 10K and 10Q; (2) annual sales projections by distributor for all cooking appliances manufactured with TURBOCHEF's technology; and (3) quarterly sales by model; and (4) wholesale prices charged by each licensee by model.


 * Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5     PROPRIETARY INFORMATION.
      -----------------------

      The parties contemplate that, in the performance of the Work, either party may furnish the other confidential information which is generally related to the subject matter of this Contract, but was developed apart from this Contract. Such confidential information shall be held in confidence by the receiving party, shall not be published in any form, shall not be used, and shall not be discussed with or disseminated to any individual or organization other than the parties. The receiving party shall treat the disclosing party's information with the same care as it would use for its own confidential information, but in no circumstance to a standard or degree lesser than reasonable care. Such terms shall apply for a period commencing upon the execution of this Contract and extending five (5) years after the Work Completion Date of this Contract and shall not apply to information:

      (a) which is not in writing and clearly marked `Confidential'. Information transmitted orally or visually may be classified as information pursuant to this provision by so designating at the time of disclosure, followed by a subsequent reduction to writing and submission to the receiving party within thirty (30) days from the date of initial disclosure;

      (b) which is already in the possession of the receiving party or its employees at the time of disclosure as evidenced by prior written documentation;

      (c) which now or hereinafter comes into the public domain without breach of this Contract;

      (d) which the receiving party rightfully receives from third parties without obligation of confidentiality;

      (e) which is approved by the disclosing party's written authorization for use or release by the receiving party."

6     INDEMNIFICATION AND INSURANCE.
      -----------------------------

6.1   Indemnification.
      ---------------

      TURBOCHEF and GRI agree to and hereby indemnify and save the other harmless from and against claims arising out of their own willful, wanton or negligent acts including but not limited to liability for injury to persons or damage to property arising out of the work done under this Contract including any and all expenses, costs, attorneys' fees, settlements, judgments or awards incurred in the defense of any claim or lawsuit.

6.2   Insurance.
      ---------

6.2.1 TURBOCHEF shall carry all necessary insurance in accordance with the statutory requirements of the jurisdiction in which the work will be performed.

6.2.2 TURBOCHEF, through its designee or subcontractor, shall have Comprehensive General Liability and (if applicable) Professional Liability insurance coverage in place, and shall maintain such insurance coverage during the term of this Contract.

7      NOTICE AND NOTICE ADDRESSES.
       ---------------------------

7.1 All notices to the parties under this Contract shall be in writing and sent to the names and addresses as set forth below.

7.2 Either party may change such name and address by notice to the other party in accordance herewith, and any such change shall take effect immediately upon receipt of such notice.

7.3    Gas Research Institute
       8600 West Bryn Mawr Avenue
       Chicago, Illinois 60631
       Attn:  Contract and License Management Representative

7.4    TURBOCHEF

       Turbochef, Inc.,
       10500 Metric Drive, Suite 128
       Dallas, Texas
       75243
       Attn:  Dennis J. Jameson, Executive Vice President

8      PUBLICATION AND PUBLICITY RELEASES.
       ----------------------------------

8.1 Any inquiry TURBOCHEF receives from news media concerning GRI's involvement in this Contract must be referred to the GRI Project Manager for coordination prior to response. The foregoing notwithstanding, both parties shall have the right to issue announcements and/or news releases regarding its participation in this Contract provided the content of such publication and/or news release is limited to identifying the parties involved in the Contract and the type of Work to be conducted and is not released without the prior written consent of the other party.

9      ASSIGNMENT AND SUBCONTRACTING.
       -----------------------------

9.1 Except for an assignment to a wholly owned subsidiary, this Contract, including the rights and duties contained herein, may not be assigned, in whole or in part, by either party without the prior written consent of the other party.

10     TERM.
       ----

10.1 This Contract shall continue for as long as TURBOCHEF receives royalties from the sales of Products by its licensees or until such time as the total Royalty paid to GRI has reached Four Million Dollars
       ($4,000,000.00) (or Eight Million Dollars ($8,000,000.00) if GRI
       exercises the Option set forth in paragraph 2.1.1 above).

11     GOVERNING LAW.
       -------------

11.1 This Contract is offered by GRI and shall be governed by and construed in accordance with the laws of the State of Illinois excluding its conflict of law principles.

12     AMENDMENTS.
       ----------

12.1 All matters affecting the terms of this Contract shall be referred to GRI's Contract and license Management Representative who shall be the only individual within GRI authorized on behalf of GRI to make changes in or amendments to this Contract, including but not limited to, changes in the scope of work, cost and deliverables.

13     BENEFIT: ENTIRE AGREEMENTS.
       --------------------------

13.1 This Contract is binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and assigns. No failure or successive failures on the part of GRI, its successors or assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Contract shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of GRI, its successors and assigns, to enforce the same in the event of any subsequent breach or breaches by TURBOCHEF, its successors or assigns.

13.2 This Contract, and the Exhibits hereto, constitutes the entire agreement between the parties and supersedes all previous agreements and understandings, whether oral or written, express or implied, relating to the Work. This Contract may not be altered, amended, or modified except by written instrument signed by the duly authorized representatives of both parties.

14     INTELLECTUAL PROPERTY.
       ---------------------

14.1 Funding by GRI of the herein described research and development work, or any proposed extensions thereof, shall not alter or otherwise modify any of TURBOCHEF's rights concerning intellectual property.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives as of the last date and year written below.


TURBOCHEF TECHNOLOGIES, INC.         GAS RESEARCH INSTITUTE


By: /s/ Dennis J. Jameson            By: /s/ Thomas O'Laughlin
    ----------------------               ----------------------
    Dennis J. Jameson                    Thomas O'Laughlin
    Executive Vice President             Associate General Counsel and Secretary

     July 29, 1999                        July 29, 1999
    ---------------                      ---------------
      Date Signed                          Date Signed

                                  Schedule A.
                                  ----------

              TurboChef Technologies, Inc./Gas Research Institute
                        Gas Technology Funding Project

Under the terms of the TurboChef/GRI Research and Development Contract, the payment of royalties by TurboChef to GRI for its receipt of royalties on certain products will result in a royalty earned by GRI as follows:

1.  Royalties to be paid on the following products until GRI has received a
       *    rate of return (IRR) on the total funds provided to TurboChef:

    .  Gas/Electric           - Residential ranges and wall ovens sold in North
       combination &          America
       Electric only          - Residential counter top ovens sold in North
                              America
                              - Residential counter top ovens sold in Europe

    .  Gas/Electric           - Residential ranges and wall ovens sold in Europe
       combination            - Commercial counter top ovens sold in North
                              America
                              - Commercial `D'/'G' series ovens sold in North
                              America
                              - Commercial conveyor ovens sold in North America
                              - Commercial counter top ovens sold in Europe
                              - Commercial `D'/'G' series ovens sold in Europe
                              - Commercial conveyor ovens sold in Europe

2.  Royalties to be paid on the following products after GRI has received a
       *   rate of return on the total funds provided to TurboChef:

    .  Gas/Electric           - Residential ranges and wall ovens sold in North
       combination            America
                              - Residential counter top ovens sold in North
                              America
                              - Residential ranges and wall ovens sold in Europe
                              - Residential counter top ovens sold in Europe
                              - Commercial counter top ovens sold in North
                              America
                              - Commercial `D'/'G' series ovens sold in North
                              America
                              - Commercial conveyor ovens sold in North
                              America
                              - Commercial counter top ovens sold in Europe
                              - Commercial `D'/'G' series ovens sold in Europe
                              - Commercial conveyor ovens sold in Europe

* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  Schedule B.
                                  ----------
                              WORK STATEMENT FOR
                   TURBOCHEF TECHNOLOGIES, INC./GRI PROGRAM
                              As of July 23, 1999


GAS TECHNOLOGY PLATFORM DEVELOPMENT:

For both the commercial and residential markets, gas appliances are major segments. For example, 40% of the residential range market and 60% of the large commercial appliance market are gas. The projects associated with the development of this Platform are to enable shared gas technology for both residential and commercial applications. The program/project overviews are as follows:

        A. RESIDENTIAL GAS TECHNOLOGY PLATFORM:
           -----------------------------------

           This Technology Platform will include a gas combustion system that will permit Maytag to access the residential (40%) gas market. It will be designed to be compatible with the large cavity electric unit, be compact with rapid recovery, and provide good efficiency without compromising the food quality.


           The gas oven platform project will have the following features:
           .  7X to 10X speed (compared to conventional ovens)
           . Compatible with a 30 inch wall oven, free standing range, and slide-in products
           .  Wire rack (in place of the current ceramic platter)
           .  Rapid defrost and self clean functions
           .  Improved cleaning/wipe out (compared to the Hera)
           . Sound level comparable to an over the range microwave oven/hood . Optimized food quality
           .  Unified control for double wall oven and f/s range products
           .  Warming drawer on the f/s range

        B. COMMERCIAL GAS TECHNOLOGY PLATFORM:
           ----------------------------------

           This Technology Platform will include a gas combustion system that will permit Blodgett to access the commercial (60%) gas market. It will be designed to be compatible with the electric unit, be compact with rapid recovery, and provide good efficiency without compromising the food quality. The gas technology will be applied to our new main commercial JIT product. This development has just begun with a
           planned introduction of    *    for the electric unit and    *
           for the proposed gas configuration.


* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          The commercial JIT gas oven system will have the following features:
          . 6X to 8X cooking speeds as compared to a commercial convection oven . common cavity design with electric unit sharing microwave and convection blower sections
          .  Edge-to-edge platter heat transfer (maximum capacity design)
          .  Front access for service of major elements
          .  Improved cleaning characteristics (as compared to `D' model)
          . Recipe and controls settings for "gold standard" food quality production
          .  Unified controls for both gas and electric ovens
          . System that does not require ventilation of cooking effluent (gas venting may be necessary depending on firing rate).
          .  Compatible with counter format
          .  Robust user interface


PROJECT PLAN

The projects will be executed in three phases, which have significant overlap:
      .  Phase 1: Conception Through Initial Prototype: Development of the
         "proof of concept" and "works like" prototypes. Will last      *
      . Phase 2: Works and Made Like and Reliability Testing: Execution of the accelerated life testing and field testing, and detail design/build of
         units. Will last         *               with testing continuing to
         product launch.
      .  Phase 3: Final Design Through Production Ramp-Up: Development of the
         "looks like" and "made like" prototypes. Will last        *       with
         support continuing into production.

Given the time to market considerations, a concurrent engineering approach to product development is being proposed. TurboChef will accelerate the project, by creating a joint Maytag, Blodgett, and TurboChef design/review team. This will reduce program risk, complexity, and development time as "hand-offs" or "over-the-wall" actions are eliminated.


                        Phase I -- Product Development
                        ------------------------------

Goal: Develop four "works like" prototype units that will demonstrate the gas technological capabilities that will be inherent in the new gas oven. Exterior design and desired service features would be incorporated into the unit designs as much as possible.

Task 1: Develop design specifications for the gas oven cavity
TC will:
 .  Review countertop performance to date and identify design improvements.



* Language has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

 .  Set cavity size and heating needs based on product and through put
 .  Assess components and elements of the latest countertop unit that can be carried over (e.g.: key elements of the microwave circuit).
 . Establish performance goals for cooking, cleaning, installation needs, etc. . Assess installation requirements (e.g.: size, available power, door swing/crew clearance)
 .  Set reliability goals by subsystem and oven (identify need for redundant components and manual operation)
 .  Define interface options.
 .  Set manufacturing cost targets for key subsystems and overall product.

Task 2: Develop/refine the "proof-of-concept" unit for the TurboChef gas system TC will:
 .  Model key energy systems (microwave, air delivery, and gas combustion).
 .  Model the catalyst system (main and vent catalyst).
 .  Develop initial product design for grease management and ease of cleaning and service. The self-clean option will be reviewed.
 .  Develop electronics and controls design and transform this into functional specifications for the control supplier.
 .  Conduct team design reviews.
 .  Develop engineering drawings (starting point will be the electric designs).
 .  Fabricate 3 proof of concept units
 .  Review POC units against specifications. In particular, conduct preliminary cooking and through put tests.
 .  Finalize product specifications and set design direction.

Task 3: Develop interface/controls for the gas oven. This task will be largely outsourced and managed by TurboChef
TC will:
 .  Qualify and select potential supplier(s) for the interface/controls. TC will work with two suppliers in order to reduce risk
 .  Build and transfer one unit for each supplier (i.e., 2 units in total) to the selected suppliers to assist in their development work
 .  Oversee development activity.
(Note: To meet the schedule, interface/controls designs will be based on the electric controls).

Task 4: Develop "works-like" and preliminary "made-like" units. TurboChef and our OEM partner will:
 .  Build/upgrade works-like units
 .  Incorporate all major manufacturability issues
 . Re-test design through formal design reviews (Product and Process FEMA's) . Define test protocols for food product tests and evaluate units
 .  Refine models in process (See task 2)
 . Subject microwave system to initial certification testing and initial NSF review

 .  Begin certification effort (requirements, schedules,)
 .  Major design review.

                    Phase II-- Detailed Design/Reliability
                    --------------------------------------

Goal: Develop "works like/looks like" units that will have the attributes that are required for finished products. A final round of design fine-tuning will be needed to incorporate the feedback that is received through the testing process in Phase III.

Task 5: Create units for Life Cycle Testing, Field Test (of complete systems) and Recipe Development
TC will:
 .  Conduct value engineering exercise on the unit
 .  Finalize detailed product designs for full systems
 .  Build 3 units to this design and conduct a design review
 .  Build Beta, ALCT, and Engineering units

Task 6: Develop and Execute Accelerated Life Cycle Testing
TC will:
 .  Design statistically valid test and data analysis procedures
 .  Set up testing facility and install the units
 .  Update test units as new components become available
 .  Analyze data and feedback design improvements to the design team

Task 7: Develop and Execute Field Study (with our market partners)
TC will:
 . Identify possible users for lead user tests around the country . Develop data collection protocol and ethnography analyses.
 .  Execute usage and data collection agreements.
 .  Collect and analyze data

Task 8: Develop cook settings and evaluate products relative to product standards
TC will:
 .  Complete cooking tests and develops oven settings for gas version (number of events, microwave power cycle, convection cycle, time per event)
 .  Validate that the ovens produce high quality foods at the desired speeds.

              Phase III -- Transfer to Manufacturing and Ramp-up
              --------------------------------------------------

Goal: Develop final designs, transfer technology to the manufacturer and assist with ramping up manufacturing. TurboChef's market/manufacturing partners will undertake much of the work as we transition into manufacturing.

Task 9: Develop Final Design (last task in program)
TC will:
 . Incorporate findings from Accelerated Life Cycle Testing and Field Testing . Incorporate new interface and controls
 . Review value engineering study an FEMA results and incorporate as required . Assess final manufacturability issues
 .  Develop final engineering drawings
 .  Build units for final review and testing

Task 10: Build "made-like" units and obtain certification (continuing support provided by TurboChef)
TC will assist in:
 .  Building units for certification, and for additional lifecycle testing and partner review
 .  Obtaining certification

Task 11: Production Ramp-Up and Quality Assurance (continuing support)
TC will:
 . Base staff at manufacturing plant to ensure smooth technology transfer, quality assurance and address any last-minute engineering issues.

                               WARRANT AGREEMENT
                               -----------------

     THIS WARRANT AGREEMENT (Agreement) is made and entered into as of July 29, 1999 by and between TURBOCHEF TECHNOLOGIES, INC., a Delaware Corporation (the "Company") and GAS RESEARCH INSTITUTE (hereinafter referred to as "GRI").

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Company proposes to issue to GRI warrants ("Warrants") to purchase up to 50,000 shares (the "Shares") of common stock of the Company, $.O1 par value per share (the "Common Stock"); and

          WHEREAS, GRI has agreed, pursuant to that certain Research and Development Agreement (the R & D Agreement") dated as of July 30, 1999 between GRI and the Company, to provide the Company with funding for certain rapid cook product development; and

          WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to GRI in consideration for, and as part of GRI's compensation in connection with the R & D Agreement.

          NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. Grant.
   -----

     GRI is hereby granted the right to purchase, at any time before five (5) years after the sale of the fifty thousandth (50,000) gas or electric residential cooking range or wall oven upon which TURBOCHEF has paid a royalty to GRI.(the "Warrant Exercise Term"), up to 50,000 Shares of Common Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $13.87 per Share.


2. Warrant Certificates.
   --------------------

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as
Exhibit A, attached hereto and made a part hereof, with such appropriate
---------
insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

3. Exercise of Warrants.
   --------------------

     The Warrants initially are exercisable at a price of $13.87 per Share, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices in Dallas, Texas (presently located at 10500 Metric Drive, Suite 128, Dallas, Texas 75243) GRI shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of GRI hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.


4.  Issuance of Certificates
    ------------------------

     Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to GRI thereof and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of GRI thereof.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."


5. Restriction on Transfer of Warrants.
   -----------------------------------

     GRI, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof.

6. Price.
   -----

     6.1 Initial and Adjusted Exercise Price. The initial exercise price of each
         -----------------------------------
Warrant shall be $13.87 per Share. The adjusted exercise price shall be the price, which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

     6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial
         --------------
exercise price or the adjusted exercise price, depending upon the context.


7. Registration Rights.
   -------------------

     7.1 Registration Under the Securities Act of 1933. The Warrants and the
         ---------------------------------------------
Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("the Act").

     7.2 Piggyback Registration Rights.
         -----------------------------

     If, at any time prior to July 31, 2005, the Company shall file a registration statement (other than on Form S-4 or Form S-8, or any successor form) with respect to its Common Stock with the Securities and Exchange Commission while Shares are available for purchase pursuant to exercise of a Warrant or while any Shares issued upon the exercise of a Warrant (which have not been so registered) are outstanding, the Company shall give GRI at least fifteen (15) days prior written notice of the filing of the proposed registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. If requested by GRI in writing within seven (7) days after receipt of any such notice, the Company shall use its best efforts to register or qualify the Shares of GRI that the Shares of Common Stock be registered concurrently with the registration of such other securities, all of the extent required to permit the public offering or sale of the Shares through the facilities of the over-the-counter or appropriate stock exchange market. Notwithstanding the foregoing, if, in the case of an underwritten offering by the Company, the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Company shall promptly furnish GRI with a copy of such opinion and may require, by written notice to GRI accompanying such opinion, that the distribution of all or a specified portion of such Shares be excluded from such distribution. The Company shall pay all costs of any registration of Shares under this Section 7.2, except that fees and disbursements to GRI's counsel and the underwriting discounts payable in respect of the

Shares held by GRI shall be borne entirely by GRI.

     In connection with any registration of Shares pursuant to this Section 7.2, GRI shall furnish the Company with such information concerning GRI in the proposed sale or distribution as shall, in the opinion of counsel for the Company, be required for use in the preparation of the registration statement or any amendment (including post-effective amendments) thereto.

     Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.


8. Adjustments of Exercise Price and Number of Shares.
   --------------------------------------------------

     8.1 Computation of Adjusted Price. In case the Company shall at any time
         -----------------------------
after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

          (a) An amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

          (b) The total number of shares of Common Stock outstanding immediately after such issuance or sale.

     For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the following provisions shall be applicable:
Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

     8.2 Subdivision and Combination. In case the Company shall at any time
         ---------------------------
subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased the case of combination.

     8.3 Adjustment in Number of Shares. Upon each adjustment of the Exercise
         ------------------------------
Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     8.4 Reclassification, Consolidation, Merger, etc, In case of any
         --------------------------------------------
reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, GRI shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if GRI were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if GRI had exercised the Warrants.


9.  Exchange and Replacement of Warrant Certificates.
    ------------------------------------------------

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by GRI at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by GRI thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the warrants, if mutilated, the Company will make and deliver a new warrant Certificate of like tenor, in lieu thereof.


10. Payment of Taxes
    ----------------

     The Company shall not be required to pay any transfer, documentary, stamp or other taxes imposed under any federal, state or local laws on Warrant Certificates issued pursuant to transfers or exchanges or under any other circumstances.

     The Company shall not be required to pay any tax or taxes or government charges of any kind that may be payable in respect of any issuance of any stock certificates for Shares, any certificates or other instruments for any other securities, or any other property purchased upon exercise of a Warrant. The Company shall not be required to issue or deliver such stock certificates, certificates or other instruments for other securities, or other property unless or until the person requesting the issuance thereof shall have paid to the Company the amount of any such tax or government charge or shall have established to the satisfaction of the Company that such tax or government charge has been paid.

11. Elimination of Fractional Interests.
    -----------------------------------

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

12. Reservation of Securities
    -------------------------

     The Company covenants to at all times keep reserved and available, for the purpose of effecting the exercise of the Warrants, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock sufficient to provide for the exercise of all rights of purchase represented by all outstanding Warrants; and upon issuance and delivery of such shares to GRI when exercising the Warrant and upon payment of the Exercise Price, good and valid title to such shares for which the Warrant is exercised, free and clear of all liens, encumbrances, equities or claims will pass to GRI. The registrar for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the registrar for the Common Stock.


13. Notices to Warrant Holder.
    -------------------------

     Nothing contained in this Agreement shall be construed as conferring upon GRI the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.


14. No Rights as Shareholders.
    -------------------------

     Except as otherwise provided in Section 13 hereof, nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon GRI the right to vote, receive dividends or to be deemed for any purpose the holder of Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the GRI, as such, any of the rights of a Shareholder of the Company or any right to vote on matters submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or, without limitation, otherwise) or, except as provided in Section 13, to receive notice of meetings, or to receive subscription rights or otherwise, until the Warrants evidenced by the Warrant Certificates shall have been exercised as provided herein.


15. Notices.
    -------

     All instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by first class or certified mail, postage prepaid and return receipt requested, and shall be deemed to be given for purposes of this Agreement on the day when delivered to the intended party at its address specified below:

     (a) If to the Company:

          TurboChef Technologies, Inc.
          10500 Metric Drive, Suite 128
          Dallas, TX 75243
          Attn: Chief Financial Officer
or such other address as the Company may designate from time to time by written notice to the registered Holder.

     (b)  If to the registered Holder:
          Gas Research Institute
          3600 Bryn Mawr
          Chicago, IL 60631-3562
          Attn: Contract and License Management Department


16. Successors.
    ----------

     All the covenants and provisions of this Agreement by or for the benefit of the Company and GRI inure to the benefit of their respective successors and permitted assigns hereunder.


17. Termination.
    -----------

     This Agreement shall terminate at the close of business on July 31, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public.


18. Governing Law.
    -------------

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the substantive laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State.


19. Jurisdiction and Venue.
    ----------------------

     Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or the Warrants or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and the Warrants after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).


20. Benefits of This Agreement.
    --------------------------

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and GRI, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and GRI.

21. Counterparts.
    ------------

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


THE COMPANY:                            GRI:

TURBOCHEF TECHNOLOGIES, INC.            GAS RESEARCH INSTITUTE


By:  /s/ Dennis J. Jameson              By: /s/ Thomas C. O'Laughlin
   --------------------------              ----------------------------
Name: Dennis J. Jameson                 Name:  Thomas C. O'Laughlin
Title: Executive Vice President and     Title:  Associate General Counsel &
Chief Financial Officer                 Secretary

                                   EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE PURSUANT TO THAT
WARRANT AGREEMENT DATED JULY 29, 1999

No. W-1                                                          50,000 Warrants

                        WARRANT CERTIFICATE

This Warrant Certificate certifies that Gas Research Institute ("GRI") is the registered holder of 50,000 Warrants to purchase at any before five (5) years after the sale of the fifty thousandth (50,000) gas or electric residential cooking range or wall oven upon which Company has paid a royalty to GRI ("Expiration Date") up to 50,000 shares ("Shares") of fully-paid and non-assessable common stock, $.01 par value ("Common Stock"), of TurboChef Technologies Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $13.87 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of July 29, 1999 between the Company and GRI (the "Warrant Agreement"). Payment of the Exercise Price may be made in case, or by certified or official bank check in Dallas, Texas Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Dallas, Texas time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the

Warrants

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of GRI, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to GRI a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the GRI as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to GRI, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate, which are defined in the Warrant Agreement, shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused the Warrant Certificate to be duly executed under its corporate seal.

Dated: July 29, 1999                    TURBOCHEF TECHNOLOGIES INC.
[SEAL]

Attest:                                 By: /s/ Dennis J. Jameson
                                            -------------------------
                                             Name: Dennis J. Jameson
                                             Title: Executive Vice President and
                                             Chief Financial Officer

________________________

(FORM OF ELECTION TO PURCHASE)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in Dallas, Texas Clearing House Funds to the order of _______________ in the amount of $ __________ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________, whose address is ______________, and that such Certificate be delivered to _________________, whose address is
_________________.

Dated:  _________________           GAS RESEARCH INSTITUTE

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                               (Signature must conform in all respects to GRI as specified on the face of the Warrant Certificate.)

[FORM OF ASSIGNMENT]

(To be executed by GRI if GRI
desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

______________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:______________________       GAS RESEARCH INSTITUTE


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                               (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)